Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

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CALGON CARBON CORPORATION

(herein called the “Corporation”)

ARTICLE I

Stockholders

Section 1.01. Annual Meeting; Election of Directors.

(a)    The Board of Directors by resolution shall designate the time, place and date of the annual meeting of the stockholders for the election of directors and the transaction of such other business as may come before it.

(b)    The stockholders may elect the Board of Directors by written consent in lieu of the annual meeting. If the consent is less than unanimous, it will constitute a consent in lieu of the annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of the consent were (i) vacant at the effective time and (ii) filled by action of the consent.

(c)    If the annual meeting is not held on the date designated for it or if the Board of Directors has not been elected by written consent in lieu of an annual meeting, the standing directors shall cause the meeting to be held as soon as it is convenient.

Section 1.02. Special Meetings.

(a)    Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President, any Vice-President, the Treasurer or the Secretary or by resolution of the Board of Directors. Special meetings of the stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

(b)    The Board of Directors may, in its sole discretion, determine that a stockholders meeting shall not be held at any place, but may instead be held solely by means of remote communication. Further, the board of directors may, in its sole discretion, authorize stockholders and proxyholders not physically present at a meeting of stockholders to, by means of remote communication and subject to such guidelines and procedures as the Board of Directors may adopt: (i) participate in a meeting of stockholders and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication. If the Board of Directors authorizes a meeting solely by remote communication, the Corporation must (A) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) maintain a record of any vote or other action taken at the meeting by means of remote communication by any stockholder or proxyholder.

Section 1.03. Notice of Meetings of Stockholders.

(a)    Whenever stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given, unless that notice shall be waived, which shall state the place, if any, means of remote communication, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given, personally or by mail, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

(b)    When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.04. Quorum.

(a)    At all meetings of the stockholders, the holders of one-third of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of any business.

(b)    When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

(c)    The stockholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, the Corporation may transact any business which might have been transacted at the original meeting had a quorum been there present.

Section 1.05. Fixing Date for Determination of Stockholders of Record.

In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 1.06. Stockholder’s Right of Inspection.

(a)    Stockholders of record, in person or by attorney or other agent, shall have the right, upon written demand under oath stating the purpose thereof, during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

(b)    The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 1.07. Consent in Lieu of Meeting.

(a)    Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the DGCL, the Certificate of Incorporation of the Corporation, or these By-laws, may be taken without that vote and meeting, and that vote and meeting may be dispensed with, if that corporate action has been consented to in writing by the holders of a majority (or, if with respect to a particular corporate action the DGCL, the Certificate of Incorporation of the Corporation or these By-laws specifies a greater percentage, by the holders of that percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of that paragraph unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

(b)    A stockholder or proxyholder may consent to action by means of a telegram, cablegram or other electronic transmission. The stockholder, the proxyholder or a person or persons authorized to act for the stockholder or proxyholder must transmit the consent. The consent shall be deemed to be written, signed and dated if the transmission sets forth or is delivered with information from which the Corporation can determine (i) that the transmission was transmitted by the stockholder, proxyholder or authorized person(s), and (ii) the date on which it was transmitted. The date on which the transmission is transmitted shall be deemed to be the date on which the consent was signed.

(c)    Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for all purposes for which the original writing could be used, provided that the reproduction is of the entire original writing.

ARTICLE II

Directors

Section 2.01. Management of Business.

(a)    The business of the Corporation shall be managed by its Board of Directors.

(b)    The Board of Directors, in addition to the powers and authority expressly conferred upon it herein, by statute, by the Certificate of Incorporation of the Corporation or otherwise, is hereby empowered to exercise all such powers as may be exercised by the Corporation, except as expressly provided otherwise by the DGCL, by the Certificate of Incorporation of the Corporation or by these By-laws.

(c)    Without prejudice to the generality of the foregoing, the Board of Directors, by resolution or resolutions, may create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or any other securities of the Corporation, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, including the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which, any such rights or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of any such right or option shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. If the shares of stock of the Corporation to be issued upon the exercise of such rights or options shall be shares having a par value, the price or prices so to be received therefor shall not be less than the par value thereof. If the shares of stock so to be issued shall be shares of stock without par value, the consideration therefor shall be determined in the manner provided in Section 153(b) of the DGCL.

Section 2.02. Qualifications and Number of Directors.

Directors need not be stockholders. The number of directors constituting the Board of Directors shall be as determined from time to time by resolution of the stockholders or Board of Directors.

Section 2.03. Election and Term.

The directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to hold office until his successor shall be duly elected and qualified, or until his earlier death, resignation or removal.

Section 2.04. Resignations.

Any director of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.05. Vacancies and Newly Created Directorships.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors shall be duly elected and qualified, or until their earlier death, resignation or removal. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

Section 2.06. Quorum of Directors.

(a)    At all meetings of the Board of Directors, one-third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as provided in Section 2.05 hereof.

(b)    A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

Section 2.07. Annual Meeting.

The newly elected Board of Directors shall meet immediately following the adjournment of the annual meeting of stockholders in each year at the same place, within or without the State of Delaware, and no notice of such meeting shall be necessary.

Section 2.08. Special Meetings.

(a)    Special meetings may be called at any time by the President, any Vice President, the Treasurer or the Secretary or by resolution of the Board of Directors. Special meetings shall be held at such place, within or without the State of Delaware, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

(b)    Special meetings of the Board of Directors shall be held upon notice to the directors or waiver thereof.

(c)    Unless waived, notice of each special meeting of the Board of Directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

Section 2.09. Committees.

(a)    The Board of Directors, by resolution adopted by a majority of the whole Board, may create one or more committees and appoint one or more directors to serve on such committee or committees. Each director appointed to serve on any such committee shall serve, unless the resolution designating the respective committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional directors as alternate members of any committee to serve as members of such committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of such committee. In the absence or disqualification of a member and all alternate members designated to serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place and stead of such absent or disqualified member.

(b)    Any committee may exercise the power and authority of the Board of Directors to the extent specified by the resolution establishing such committee, or the Certificate of Incorporation or these Bylaws; provided, however, that no committee may take any action that is expressly required by the DGCL or the Certificate of Incorporation or these Bylaws to be taken by the stockholders and/or the Board of Directors and not by a committee thereof. Each committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of each committee, shall be reported to the Board of Directors at the next meeting of the Board.

(c)    Meetings of committees may be called at any time by the Chairman of the Board, if any, the President or the chairman of the respective committee. At least fifty percent of the members of the committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of such committee. Except as expressly provided in this section or in the resolution designating the committee, a majority of the members of any such committee may select its chairman, fix its rules of procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 2.10. Action Without a Meeting.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in a writing or writings and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 2.11. Meeting by Means of Conference Telephone.

Unless otherwise provided by the Certificate of Incorporation or these By-laws, members of the Board of Directors of the Corporation may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE III

Officers

Section 3.01. Number.

The officers of the Corporation shall be chosen by the Board of Directors. The officers shall be a President, a Secretary and a Treasurer, and such number of Vice-Presidents, and such other officers, if any, as the Board of Directors may from time to time determine. The Board of Directors may choose such other agents as it shall deem necessary. Any number of offices may be held by the same person.

Section 3.02. Terms of Office.

Each officer shall hold his office until his successor is chosen and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

Section 3.03. Removal.

Any officer may be removed from office at any time by the Board of Directors with or without cause.

Section 3.04. Authority.

The Secretary shall record all of the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the office held by him, and/or such other authority, duties and powers as may be assigned to him from time to time by the Board of Directors or the President. The other officers, and agents, if any, shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or (except in the case of the President) by the President.

ARTICLE IV

Capital Stock

Section 4.01. Stock Certificates.

The shares of the Corporation shall be represented by certificates in such form as any officer may approve; provided, however, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Each certificate for shares shall be consecutively numbered or otherwise identified. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or a Vice-President, and by the Treasurer or the Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. Where such certificate is signed (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 4.02. Transfers.

Stock of the Corporation shall be transferable in the manner prescribed by the DGCL.

Section 4.03. Registered Holders.

Prior to due presentment for registration of transfer of any security of the Corporation in registered form, the Corporation shall treat the registered owner as the person exclusively entitled to vote, to receive notifications and to otherwise exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim to, or interest in, any security, whether or not the Corporation shall have notice thereof, except as otherwise provided by the DGCL.

Section 4.04. New Certificates.

The Corporation shall issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, if the owner: (1) so requests before the Corporation has notice that the shares of stock represented by that certificate have been acquired by a bona fide purchaser; (2) files with the Corporation a bond sufficient (in the judgment of the directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or theft of that certificate or the issuance of a new certificate; and (3) satisfies any other requirements imposed by the directors that are reasonable under the circumstances. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do.

ARTICLE V

Indemnification

Section 5.01. Indemnification.

Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation. Persons who are not directors or officers of the Corporation, including each person who at the request of the Corporation has served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (individually, including directors or officers of the Corporation, an “Indemnified Person” and collectively, the “Indemnified Persons”) may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any Indemnified Person against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to Indemnified Persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article V.

Section 5.02. Payment of Indemnification.

Expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article V. Such expenses (including attorneys’ fees) incurred by Indemnified Persons may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 5.03. Exclusivity.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation of the Corporation, these By-Laws or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article V shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Article V but whom the Corporation has the power or obligation to indemnify under applicable law, or otherwise.

ARTICLE VI

Miscellaneous

Section 6.01. Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware.”

Section 6.02. Checks.

All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

Section 6.03. Fiscal Year.

The fiscal year shall begin the first day of January of each year and shall end on the thirty-first day of December of each such year.

Section 6.04. Notices and Mailing. Except as otherwise provided in the DGCL, the Certificate of Incorporation or these By-laws, all notices required to be given by any provision of these By-laws shall be deemed to have been given effectively if given in person or by telephone, mail addressed to the recipient’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.

Section 6.05. Waiver of Notice. Whenever any notice is required to be given under the DGCL or the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof, in writing signed by, or by electronic transmission by, the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting shall constitute a waiver of notice and such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting need to be specified in any waiver of notice.

Section 6.06. Amendment of By-laws.

These By-laws may be altered, amended or repealed or new By-laws may be adopted at any meeting of the Board of Directors. The fact that the power to amend, alter, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.